1Q 2020 Earnings Conference Call May 7, 2020

Safe Harbor Regarding Forward-Looking Statements Forward-Looking Statements This presentation contains certain estimates and forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures, and financial results, as well as expected benefits from, the separation of Corteva from DuPont, are forward-looking statements. Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond Corteva's control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Corteva's business, results of operations and financial condition. Some of the important factors that could cause Corteva's actual results to differ materially from those projected in any such forward-looking statements include: (i) failure to successfully develop and commercialize Corteva's pipeline; (ii) effect of competition and consolidation in Corteva's industry; (iii) failure to obtain or maintain the necessary regulatory approvals for some Corteva's products; (iv) failure to enforce Corteva's intellectual property rights or defend against intellectual property claims asserted by others; (v) effect of competition from manufacturers of generic products; (vi) impact of Corteva's dependence on third parties with respect to certain of its raw materials or licenses and commercialization; (vii) costs of complying with evolving regulatory requirements and the effect of actual or alleged violations of environmental laws or permit requirements; (viii) effect of the degree of public understanding and acceptance or perceived public acceptance of Corteva's biotechnology and other agricultural products; (ix) effect of changes in agricultural and related policies of governments and international organizations; (x) effect of industrial espionage and other disruptions to Corteva's supply chain, information technology or network systems; (xi) competitor's establishment of an intermediary platform for distribution of Corteva's products; (xii) effect of volatility in Corteva's input costs; (xiii) failure to raise capital through the capital markets or short-term borrowings on terms acceptable to Corteva; (xiv) failure of Corteva's customers to pay their debts to Corteva, including customer financing programs; (xv) failure to realize the anticipated benefits of the internal reorganizations taken by DowDuPont in connection with the spin-off of Corteva, including failure to benefit from significant cost synergies; (xvi) risks related to the indemnification obligations of legacy EID liabilities in connection with the separation of Corteva; (xvii) increases in pension and other post-employment benefit plan funding obligations; (xviii) effect of compliance with environmental laws and requirements and adverse judgments on litigation; (xix) risks related to Corteva's global operations; (xx) effect of climate change and unpredictable seasonal and weather factors; (xxi) effect of counterfeit products; (xxii) failure to effectively manage acquisitions, divestitures, alliances and other portfolio actions; (xxiii) risks related to non-cash charges from impairment of goodwill or intangibles assets; (xxiv) risks related to COVID-19; (xxv) risks related to oil and commodity markets, and (xxvi) other risks related to Corteva’s Separation from DowDuPont. Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business. Where, in any forward-looking statement or other estimate, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement or other estimate, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements or other estimates is included in the “Risk Factors” section of Corteva’s Annual Report on Form 10-K, as modified by subsequent reports on Forms 10-Q and Current Reports on Form 8-K. 2

A Reminder About Non-GAAP Financial Measures and Pro Forma Financial Information Corteva Unaudited Pro Forma Financial Information In order to provide the most meaningful comparison of results of operations, supplemental unaudited pro forma financial information for the first quarter of 2019 has been included in this presentation. This presentation presents the pro forma results of Corteva, after giving effect to events that are (1) directly attributable to the merger of DuPont and Dow, debt retirement transactions related to paying off or retiring portions of Historical DuPont’s existing debt liabilities, and the separation and distribution to DowDuPont stockholders of all the outstanding shares of Corteva common stock; (2) factually supportable and (3) with respect to the pro forma statements of income, expected to have a continuing impact on the consolidated results. Refer to Corteva’s Form 10 registration statement filed on May 6, 2019, which can be found on the investors section of the Corteva website, for further details on the above transactions. The pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X, and are presented for informational purposes only, and do not purport to represent what the results of operations would have been had the above actually occurred on the dates indicated, nor do they purport to project the results of operations for any future period or as of any future date. Regulation G (Non-GAAP Financial Measures) This is earnings release includes information that does not conform to U.S. GAAP and are considered non-GAAP measures. These measures may include organic sales, organic growth (including by segment and region), operating EBITDA, pro forma operating EBITDA, operating EBITDA margin, pro forma operating EBITDA margin, operating earnings per share, pro forma operating earnings per share, base tax rate and pro forma base tax rate. Management believes that these non-GAAP measures reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year over year results. These non-GAAP measures supplement the Company's U.S. GAAP disclosures and should not be viewed as an alternative to U.S. GAAP measures of performance. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page A-6 of the Financial Statement Schedules. For first quarter 2019, these non-GAAP measures are being reconciled to a pro forma GAAP financial measure prepared and presented in accordance with Article 11 of Regulation S-X. Reconciliations for these non-GAAP measures to their most directly attributable U.S. GAAP measure are provided on slides 19 - 24 of this presentation. Corteva is not able to reconcile its forward-looking non-GAAP financial measures to their most comparable U.S. GAAP financial measures, as it is unable to predict with reasonable certainty items outside of the company’s control, such as Significant Items, without unreasonable effort. For Significant Items reported in the periods presented, refer to page A-8 of the Financial Statement Schedules. Beginning January 1, 2020, the company presents accelerated prepaid royalty amortization expense as a significant item. Accelerated prepaid royalty amortization represents the noncash charge associated with the recognition of upfront payments made to Monsanto in connection with the Company’s non-exclusive license in the United States and Canada for Monsanto's Genuity® Roundup Ready 2 Yield® Roundup Ready 2 Xtend® herbicide tolerance traits. During the five-year ramp-up period of Enlist E3TM, Corteva is expected to significantly reduce the volume of products with the Roundup Ready 2 Yield® and Roundup Ready 2 Xtend® herbicide tolerance traits beginning in 2021, with expected minimal use of the trait platform after the completion of the ramp-up. Organic sales is defined as price and volume and excludes currency and portfolio impacts. Operating EBITDA is defined as earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits, net and foreign exchange gains (losses), excluding the impact of significant items (including goodwill impairment charges). Non-operating benefits, net consists of non-operating pension and other post-employment benefit (OPEB) credits, tax indemnification adjustments, environmental remediation and legal costs associated with legacy businesses and sites of Historical DuPont. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow and/or DuPont that are recorded by the company as pre-tax income or expense. Operating EBITDA margin is defined as Operating EBITDA as a percentage of net sales. Operating earnings per share are defined as "Earnings per common share from continuing operations - diluted" excluding the after-tax impact of significant items (including goodwill impairment charges), the after-tax impact of non-operating benefits, net, and the after-tax impact of amortization expense associated with intangible assets existing as of the Separation from DowDuPont. Although amortization of the Company's intangible assets is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Base tax rate is defined as the effective tax rate excluding the impacts of foreign exchange gains (losses), non-operating benefits, net, amortization of intangibles as of the Separation from DowDuPont, and significant items (including goodwill impairment charges). The first quarter of 2019 is on a pro forma basis as discussed above in the paragraph ‘Corteva Unaudited Pro Forma Financial Information’. 3

Our COVID-19 Response

Employee Safety & Security

- Mobilized global crisis management teams
- Cancelled in-person internal and external meetings
- Instituted travel bans in early March
- Migrated more than 50 percent of employees to work from home
- Reduced manufacturing sites to essential personnel
- Deployed personal protective equipment for field teams and essential site employees
- Working aggressively to avoid layoffs, broad furloughs, or pay reductions due to this crisis
- Offering benefit enhancements (e.g., no cost COVID-19 testing, access to Telehealth)

Customer Support & Supply Resilience

- Leveraging multi-source supply chain strategy to ensure reliable product supply
- Secured essential industry classification to ensure business continuity
- Suspended large customer and promotional events
- Expanding the use of digital marketing tools to facilitate customer training and product knowledge transfer
- Providing agronomic services remotely – currently conducting drone flights to help U.S. growers do seed counts and scouting through a service called Corteva Flight – over 1,000 pilots doing flights
- Secured first electronic Crop Protection registrations

Government & Community Outreach

- Partnering with Global Giving for international grant funding
- Donating over $1 million to food security agencies and providing support to disaster relief organizations
- Collaborating with MercyOne Hospitals to conduct COVID-19 testing at our Johnston, IA research labs
- Donating personal protective equipment and hand sanitizer to hospitals and health care professionals
- Providing educational materials for children through Corteva Grows
- Working with agriculture organizations to secure government financial aid for farmer customers
- Providing input to government officials on restart planning and safety measures

Focused on employee safety, business continuity, and emerging strong

CORTEVA agriscience

4

1Q 2020 Performance Highlights Net Sales Operating EBITDA(1), (2) Highlights $ in millions Reported net sales up 16% with double $4.0B Op. (2) $794 digit organic growth in both reporting Reported EBITDA(2) $3.4B segments and across all regions 16% $518 Growth 53% Earnings improved on strong early Organic(2) demand for seed in North America(4) and Europe and improved pricing for new 20% (3) Seed and Crop Protection products 1Q'19 1Q'20 1Q'19 1Q'20 Delivered spending efficiencies in SG&A (2) Sales Growth by Segment Op. EBITDA Margin Improvement and R&D in the quarter Seed Crop Protection Op. > 450 basis point EBITDA improvement due to Reported 25% Reported 5% 20.1% (4) Margin(2) strong North America Currency impact, primarily in Brazil and (2) (2) Organic 27% Organic 10% and Europe demand Europe, reduced earnings by $50 million Double digit net sales and Operating EBITDA(2) growth (1) Income from Continuing Ops was $112 million and $281 million for the quarter ended March 31, 2019 and 2020, respectively, a year-over-year growth of 151% (2) Organic sales, Operating EBITDA and Operating EBITDA Margin are non-GAAP measures. See slide 3 for further discussion. (3) First quarter 2019 is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X. (4) North America is defined as U.S. and Canada. 5

Progress on Five Priorities for Shareholder Value Creation

1Q 2020 Highlights

01 Instill a strong culture

- Organization highly engaged in implementing spending reduction actions
- Cross-functional team launched to drive cash preservation
- Announced new Chief Technology Officer
- Announced new Chief Sustainability Officer

02 Drive disciplined capital allocation

- Strong balance sheet and liquidity position
- Declared quarterly dividend of $0.13/share
- Executed $50 million in share repurchases(1) under the authorized program
- Examining proactive cash contribution to the primary U.S. pension plan

03 Develop innovative solutions

- Strong volume and price gains for Qrome® and PowerCore Ultra corn products
- Received first approvals for Inatreq™ fungicide in Europe
- Delivered greater than $20 million in earnings improvement from new Crop Protection products in the quarter, remain on track to deliver $100 million for full year

04 Attain best-in-class cost structure

- Realized merger cost synergies of approximately $70 million for the quarter
- On track to deliver $200 million in merger cost synergies for full year
- Reduced R&D costs by 6 percent
- SG&A as percent of net sales down approximately 260 basis points(3)

05 Deliver above-market growth

- Organic sales(2) up double digits in every region
- Pioneer brand corn seed deliveries up approximately 60 percent for the quarter versus last year
- Delivered greater than 4 percent year-over-year price improvement in corn seed products

(1) Date of last share repurchase in first quarter 2020 was March 10, 2020.
(2) Organic sales is a non-GAAP measures. See slide 3 for further discussion.
(3) First quarter 2019 is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X.

CORTEVA agriscience

6

1Q 2020 Regional Net Sales Highlights

Net Sales

North America



$1.39B
$1.77B
Reported
27%
Organic(1)
28%
1Q'19
1Q'20

Volume	Price	Currency	Portfolio
26%	2%	- %	(1)%

Europe, Middle East, Africa



$1.36B
$1.47B
Reported
8%
Organic (1)
11%
1Q'19
1Q'20

Volume	Price	Currency	Portfolio
9%	2%	(3)%	- %

Latin America



$0.37B
$0.43B
Reported
19%
Organic (1)
30%
1Q'19
1Q'20

Volume	Price	Currency	Portfolio
19%	11%	(11)%	- %

Asia Pacific



$0.28B
$0.29B
Reported
5%
Organic (1)
10%
1Q'19
1Q'20

Volume	Price	Currency	Portfolio
8%	2%	(3)%	(2)%

Regional Highlights

Acreage rebound

- USDA Prospective Plantings report indicates strong corn and soybean acreage rebound
- Favorable weather and strong demand drove early corn seed deliveries
- Price improvement highlights impact from new products, including Qrome® corn seed and Lumialza™ seed treatment

Early demand

- Strong spring campaign and early demand from customers to secure product due to COVID-19 concerns
- Strong demand for new products such as Arylex™ herbicide
- Continued benefit from route to market improvements across Europe

Currency devaluation

- Strong demand for new products, including PowerCore Ultra® corn seed, Isoclast™ insecticide drove both volume and price
- Pricing improvement from seed technology mix offset by unfavorable currency impact from Brazilian Real

Operational resilience

- Early impacts from pandemic largely mitigated
- Continued demand for spinosyns insecticides in Crop Protection
- Strong start in South Asia for corn

(1) Organic sales growth is a non-GAAP measure. See slide 3 for further discussion.

CORTEVA agriscience

7

Delivering Above-Market Growth Against an Uncertain Backdrop

Seed Delivery Pace(1)


U.S. Pioneer Brand Corn Deliveries
2018
2019
2020
Deliveries on final 3 days of 1Q'20 generated ~$100 million in earnings
Q1
Q2
17-Mar
24-Mar
31-Mar
7-Apr
14-Apr
21-Apr
28-Apr

First Half Momentum

- North America planted acreage up year-over-year consistent with expectations
- Strong product performance and new technology offerings
- Weather conditions conducive to strong start to North America planting
- Responsive, direct route-to-market in key countries allows quick pivots

Second Half Uncertainties

- Impact of softening global commodity prices on row crop acreage level and allocation in 2020 season
- Continued currency devaluation, particularly the Brazilian Real
- Timing and amount of government stimulus and impact on grower liquidity
- Seasonal weather conditions
- Shifts in corn and soybean consumption (e.g., China, feed demand, and ethanol) ahead of 2021 season

Focused on demand creation and preparing for second half uncertainties

(1) Represents year-to-date seed deliveries recognized in the Pioneer corn brand in the United States.

CORTEVA agriscience
8

1Q 2020 Segment Performance Highlights

Crop Protection

($ in millions)	1Q 2020	vPY
Net Sales – Reported	$1,501	+5%
Net Sales – Organic[(1)]		+10%
Operating EBITDA	$238	+8%
Operating EBITDA Margin	15.9%	+50bps

Crop Protection Operating EBITDA Bridge ($ in millions)



220
238
1Q'19(2)
Portfolio
Currency
Volume
Price
Production Costs(3)
Non-Production Costs(4)
Other
1Q'20

Seed

($ in millions)	1Q 2020	vPY
Net Sales - Reported	$2,455	+25%
Net Sales - Organic[(1)]		+27%
Operating EBITDA	$581	+79%
Operating EBITDA Margin	23.7%	+715bps

Seed Operating EBITDA Bridge ($ in millions)



325
581
1Q'19(2)
Portfolio
Currency
Volume
Price
Production Costs(3)
Non-Production Costs(4)
Other
1Q'20

(1) Organic sales is a non-GAAP measure. Refer to slide 3 for further details.
(2) First quarter 2019 is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X.
(3) Production costs are net of synergies realized in the period.
(4) Non-Production Costs includes costs such as selling, leveraged function costs and product development, net of synergies realized in the period.

CORTEVA agriscience

9

Keeping Our Supply Chains Open Through Crisis


4562

Ingredient & Raw Material Sourcing

- Disruptions occurred in many supply chains, especially China and India
- Supply chain design sufficient to buffer major impacts: ~80%(1) multi-sourced with ~65%(1) coming from the U.S.
- Strong restart of China industrial manufacturing positive to on-going resiliency
- Expect minimal impact from reduced crude oil prices



Logistics

- Increasing logistical complexities due to state and national restrictions
- Rapid response to deploy effective WHO and CDC protocols to ensure safety
- Managing border crossing challenges and some capacity challenges, particularly air freight, to mitigate impacts


PIONEER
PIONEER

Plant Operations

- Manufacturing plants are continuing priority operations, even in most severely impacted regions
- Many Crop Protection formulation and packaging plants are in close proximity to the customer
- Seed production facilities are regionally located enabling a high-level of customer service

Supply chain resilient in the face of COVID-19 disruptions

(1) Represents percentage of total Crop Protection sales.

CORTEVA agriscience
10

Liquidity Underpinned by Strong Balance Sheet

1 Prudent Management of Capital Structure

- ❑ Maintain A- credit profile[1] to support differentiated business model

2 Diverse set of tools for intra-year working capital financing

- ❑ $5B Commercial Paper Program
- ❑ $1.3B Repurchase Facility

3 Robust Liquidity Position at March 31, 2020


$0.3B Uncommitted Credit Lines
~$2B Cash
$6B Credit Facilities(3)
~$8 Billion (2),(3)

4 Cash Preservation Actions

- ❑ Accelerating working capital productivity actions
- ❑ Driving targeted spending actions
- ❑ Optimizing capital expenditures toward the lower end of previous range

Bolstering balance sheet through cash preservation actions

(1) Rating expressed using S&P nomenclature.
(2) Does not include $1.3B repurchase facility or $5B commercial paper program.
(3) Does not reflect the $500 million draw down in 1Q'20.

CORTEVA agriscience

11

Suspending Full Year 2020 Guidance Due to COVID-19 Uncertainty

1H 2020 Growth

Organic Sales[(1)] Growth +6%

- U.S. planted area: +13 million acres (~40% corn)
- Global corn pricing: +2%
- U.S. soybean pricing: down low single-digit
- Crop Protection new product sales +$120 million, ex-currency[(1)]

Currency

- Expect ~$150 million Operating EBITDA[(1)] impact in 1H'20, before pricing actions

Managing Costs

Productivity/Synergies

- Committed to delivering $230 million in full-year synergy and productivity commitments – about 50% realized in 1H'20

Costs of Goods

- $150 million full-year headwind on seed unit costs and higher royalties

Targeted Spending Actions

- Expect annualized savings of approximately $100 million as a result of spending actions partially offsetting higher commissions on volume improvement and ERP costs

2H Uncertainties

Currency Exposure

- ~30% of 2H net sales are concentrated in Brazil, which are heavily weighted to December

2021 Corn Acreage Uncertainty

- 4Q deliveries

Focusing on first half execution and preparing for second half uncertainties

(1) Organic sales and Operating EBITDA are non-GAAP measures. See slide 3 for further discussion.

CORTEVA agriscience

12

1Q 2020 Regional Net Sales Highlights – Crop Protection

Global Net Sales



$1.4B
$1.5B
Q1'19
Q1'20

Reported ⬆ 5%

Organic[1] ⬆ 10%

Volume	Price	Currency	Portfolio
10%	- %	(4)%	(1)%

North America[2]

Reported ⬇ 1% Organic[1] ⬆ 1%

	Q1 2019	Q1 2020
Net Sales ($MM)	$479	$475

Volume	Price	Currency	Portfolio
5%	(4)%	- %	(2)%

- Volume growth due to strong demand for Enlist™ herbicide
- Pricing reflects timing of grower incentive discount recognition

EMEA[3]

Reported ⬆ 5% Organic[1] ⬆ 9%

	Q1 2019	Q1 2020
Net Sales ($MM)	$560	$586

Volume	Price	Currency	Portfolio
9%	- %	(4)%	- %

- Continued penetration of new products, including Arylex™ herbicide and early spring and strong demand due to perceived supply concerns drove volumes
- Unfavorable currency impact from Euro

Latin America

Reported ⬆ 17% Organic[1] ⬆ 30%

	Q1 2019	Q1 2020
Net Sales ($MM)	$187	$218

Volume	Price	Currency	Portfolio
24%	6%	(13)%	- %

- Strong demand for new products, including Isoclast™ insecticide, including $20 million of sales that typically occur in 2Q
- Pricing improvement offset by currency impact from Brazilian Real

Asia Pacific

Reported ⬆ 9% Organic[1] ⬆ 14%

	Q1 2019	Q1 2020
Net Sales ($MM)	$203	$222

Volume	Price	Currency	Portfolio
13%	1%	(2)%	(3)%

- Volume growth due to continued strong demand for insecticides, including spinosyns
- Ramp-up of new technology, including Pyraxalt™ insecticide and Rinskor™ herbicide

(1) Organic sales growth is a non-GAAP measure. See slide 3 for further discussion.
(2) North America is defined as U.S. and Canada.
(3) EMEA Is defined as Europe, Middle East and Africa.

CORTEVA agriscience

14

1Q 2020 Regional Net Sales Highlights – Seed

Global Net Sales



$2.0B
$2.5B
Q1'19
Q1'20

Reported
↑ 25%

Organic[1]
↑ 27%

Volume	Price	Currency	Portfolio
22%	5%	(2)%	- %

North America[2]

Reported ↑ 41% Organic[1] ↑ 41%

	Q1 2019	Q1 2020
Net Sales ($MM)	$913	$1,290

Volume	Price	Currency	Portfolio
37%	4%	- %	- %

- Higher seed volume on early deliveries due to improved conditions and anticipated recovery of planted area
- New products, including Qrome®, and proprietary seed treatment driving price

EMEA[3]

Reported ↑ 10% Organic[1] ↑ 13%

	Q1 2019	Q1 2020
Net Sales ($MM)	$804	$881

Volume	Price	Currency	Portfolio
10%	3%	(3)%	- %

- Volume growth on increased shipments due to favorable conditions and perceived supply concerns from COVID-19
- Improved pricing from route-to-market changes in Eastern Europe offset by currency due to the Euro

Latin America

Reported ↑ 21% Organic[1] ↑ 30%

	Q1 2019	Q1 2020
Net Sales ($MM)	$178	$216

Volume	Price	Currency	Portfolio
14%	16%	(9)%	- %

- Continued penetration of PowerCore Ultra® in corn led to improved pricing and volume improvement from share gains in Brazil Safrinha
- Unfavorable currency impact from Brazilian Real

Asia Pacific

Reported ↓ 6% Organic[1] ↓ 2%

	Q1 2019	Q1 2020
Net Sales ($MM)	$72	$68

Volume	Price	Currency	Portfolio
(7)%	5%	(4)%	- %

- Volume declines due to dry weather and COVID-19 disruptions
- Pricing gains due to strong demand for corn in South Asia

(1) Organic sales growth is a non-GAAP measure. See slide 3 for further discussion.
(2) North America is defined as U.S. and Canada.
(3) EMEA is defined as Europe, Middle East and Africa.

CORTEVA agriscience
15

1Q 2020 Highlights ($’s in millions, except EPS) 1Q 2019(1) 1Q 2020 Change Net Sales $3,396 $3,956 16% GAAP Income from Continuing Operations After Income Taxes $112 $281 151% Operating EBITDA(2) $518 $794 53% Operating EBITDA Margin(2) 15.3% 20.1% ~480 bps GAAP EPS from Continuing Operations $0.14 $0.36 157% Operating EPS(2) $0.33 $0.59 79% 1Q 2020 Net Sales Bridge ($ in millions) 1Q 2020 Operating EBITDA (2) Bridge ($ in millions) 3,956 794 518 3,396 North Latin (2) Asia (1) Price Production Non- Other 1Q 2019 (2) (2) EMEA (2) Portfolio Currency 1Q 2020 1Q 2019 Portfolio Currency Volume 1Q 2020 America America Pacific Costs(3) Production Costs(4) Earnings and Margin Improvement Over Prior Year (1) First quarter 2019 is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X. (2) Organic sales, Operating EBITDA, Operating EBITDA margin and Operating earnings per share are non-GAAP measures. See slide 3 for further discussion. (3) Production costs are net of synergies realized in the period. (4) Non-Production Costs includes costs such as selling, leveraged function costs and product development, net of synergies realized in the period. 16

1Q 2020 Operating EPS(1) Variance Operating EPS(1) Bridge ($) $0.05 ($0.01 ) ($0.06 ) $0.31 $0.02 $0.59 $0.33 ($0.05 ) 1 2 3 4 5 6 Q1'19(2) Currency Volume/Price Costs Change in Base Tax EGL(3) Other/Portfolio Q1'20 Rate (1) Currency 1 Volume/Price 2 Costs 3 . Currency headwinds predominately from Brazilian Real . Growth led by North America where favorable weather . Continued realization of merger-related synergies and Euro conditions and higher anticipated planted area led to . On-going productivity actions increased seed deliveries Change in Base Tax Rate(1) 4 EGL(3) 5 Other 6 . Q1’20 Base Income Tax Rate: 21.6% . Exchange losses due to currency devaluation for the . Lower depreciation expense partially offset by . Q1’19 Base Income Tax Rate: 20.7% Ukrainian Hryvnia, Argentine Peso and Mexican Peso divestitures completed in 2019 Growth in every region and cost productivity drove earnings per share improvement (1) Operating earnings per share and base tax rate are non-GAAP measures. See slide 3 for further discussion. GAAP EPS for the first quarter 2019 and 2020 was $0.14 and $0.36, respectively. (2) First quarter 2019 is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X. (3) EGL is defined as Exchange Gain / (Loss) 17

2020 Key Assumptions Update

Factor	January 30 Guidance	Q1 2020 Trend	1H 2020 Indication
Currency	▪ Assumed 4.25 BRL/USD ▪ Will use financial hedging and pricing actions to mitigate currency movements	▪ Operating EBITDA[(1)] impacted negatively by currency devaluation ▪ $50 million headwind in the quarter ▪ Partially offset by pricing	▪ Expect currency headwinds of ~$150 million in earnings, led by BRL, CAD and MXN ▪ Partially offset by pricing
North America Market Rebound	▪ 11+ million acre recovery driving volume (Segment split - 65% Seed/ 35% Crop Protection) ▪ Replant tailwind on pricing (1 % in corn, 2 % in soybeans)	▪ +13 million acre recovery with ~40% going to corn ▪ Strong seed invoicing and early deliveries on favorable conditions	▪ +13 million acre recovery with ~40% going to corn ▪ Too early to evaluate replant tailwind as majority is soybeans and will be recognized in 3Q 2020
Global Corn Seed Price	▪ Up low single digits	▪ Up 4 percent globally year-over-year	▪ Up low-single digit percent globally year-over-year
U.S. Soybean Seed Price	▪ Down mid-single digit percent	▪ Early invoicing suggests competitive price environment ▪ Internal discipline	▪ Down low single-digit percent in the U.S.
New Crop Protection Products	▪ Net sales increase year-over-year of $250 million	▪ Delivered ~$70 million in net sales increase in the quarter, ex-currency[(1)]	▪ Expect ~$120 million in net sales increase in the first half, ex-currency[(1)]
Cost of Goods Sold	▪ $50 million in incremental royalties ▪ Seed COGS increased by $100 million ▪ Merger cost synergies and productivity	▪ Delivered approx. $70 million in synergies/productivity ▪ Seed COGS increased in the quarter due to impact of unfavorable yields	▪ Expect ~$115 million in merger-related cost synergies and productivity ▪ COGS headwinds on unfavorable yields and higher royalty costs tracking as expected
SG&A and R&D	▪ ERP costs expected to be $50 million ▪ R&D costs expected to increase $50 million	▪ SG&A costs up on higher commissions, while R&D costs decreased ▪ SG&A as % of net sales down 260 bps	▪ Expect ~$50 million increase in SG&A on higher commissions ▪ Spending actions partially offset higher commissions

(1) Organic sales growth and Operating EBITDA are non-GAAP measures. See slide 3 for further discussion.

CORTEVA agriscience

18

Corteva Non-GAAP Calculation of Corteva Operating EBITDA Three Months Ended March 31, 2020 2019 In millions As Reported Pro Forma Income from continuing operations, net of tax (GAAP) 1 $ 281 $ 112 Provision for (benefit from) income taxes 127 (20) Income from continuing operations before income taxes $ 408 $ 92 + Depreciation and Amortization 283 258 - Interest income (18) (16) + Interest expense 10 14 + / - Exchange losses, net 61 27 + / - Non-operating benefits, net (73) (42) + Significant items charge 123 185 2 Corteva Operating EBITDA (Non-GAAP) $ 794 $ 518 1. Pro forma income from continuing operations, net of tax, has been prepared in accordance with Article 11 of Regulation S-X and is considered the most directly comparable GAAP measure to Pro Forma Operating EBITDA. 2. Corteva Operating EBITDA is defined as earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs) - net and foreign exchange gains (losses), excluding the impact of significant items. Non-operating benefits (costs) - net consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments, environmental remediation and legal costs associated with Historical DuPont businesses and sites. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow and/or DuPont that are recorded by the company as pre-tax income or expense. 19

Corteva Segment Information Net sales by segment In millions Three Months Ended March 31, 2020 2019 Seed $ 2,455 $ 1,967 Crop Protection 1,501 1,429 Total net sales $ 3,956 $ 3,396 Corteva Operating EBITDA Three Months Ended March 31, 2020 2019 In millions As Reported Pro Forma Seed $ 581 $ 325 Crop Protection 238 220 Corporate (25) (27) 1 Corteva Operating EBITDA (Non-GAAP) $ 794 $ 518 1. Corteva Operating EBITDA is defined as earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs) - net and foreign exchange gains (losses), excluding the impact of significant items. Non-operating benefits (costs) - net consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments, environmental remediation and legal costs associated with Historical DuPont businesses and sites. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow and/or DuPont that are recorded by the company as pre-tax income or expense. Operating EBITDA margin Three Months Ended March 31, 2020 2019 As Reported Pro Forma Seed 23.7% 16.5% Crop Protection 15.9% 15.4% 2,3 Total Operating EBITDA margin (Non-GAAP) 20.1% 15.3% 2. Operating EBITDA margin is Operating EBITDA as a percentage of net sales. 3. Operating EBITDA margin %'s for Corporate are not presented separately above as they are not meaningful; however, the results are included in the Total margin %'s above. 20

Corteva significant items (Pretax) Three Months Ended March 31, 2020 2019 In millions As Reported Pro Forma Seed Loss on divestiture - (24) Restructuring and asset-related charges - net (10) (27) Total Seed (10) (51) Crop Protection Loss on divestiture (53) - Restructuring and asset-related charges - net (18) (23) Total Crop Protection (71) (23) Corporate Integration costs - (100) Restructuring and asset-related charges - net (42) (11) Total Corporate (42) (111) Total significant items by segment (Pretax) (123) (185) Total tax impact of significant items 23 92 Tax only significant items (19) - 1 Total significant items charge, net of tax $ (119) $ (93) 1. Refer to page A-8 of the Financial Statement Schedules for further information on significant items, including tax only items. 21

Corteva
Segment Information - Price, Volume Currency Analysis

Region

	Q1 2020 vs. Q1 2019				Percent Change Due To:			
	Net Sales Change (GAAP)		Organic Change (Non-GAAP)					
	$ (millions)	%	$ (millions)	%	Local Price & Product Mix	Volume	Currency	Portfolio / Other
North America[1]	$ 373	27%	$ 380	28%	2%	26%	0%	-1%
EMEA[1]	103	8%	154	11%	2%	9%	-3%	0%
Latin America	69	19%	110	30%	11%	19%	-11%	0%
Asia Pacific	15	5%	28	10%	2%	8%	-3%	-2%
Rest of World	187	9%	292	15%	4%	11%	-5%	-1%
Total	$ 560	16%	$ 672	20%	3%	17%	-3%	-1%

Seed

	Q1 2020 vs. Q1 2019				Percent Change Due To:			
	Net Sales Change (GAAP)		Organic Change (Non-GAAP)					
	$ (millions)	%	$ (millions)	%	Local Price & Product Mix	Volume	Currency	Portfolio / Other
North America[1]	$ 377	41%	$ 375	41%	4%	37%	0%	0%
EMEA[1]	77	10%	105	13%	3%	10%	-3%	0%
Latin America	38	21%	54	30%	16%	14%	-9%	0%
Asia Pacific	(4)	-6%	(1)	-2%	5%	-7%	-4%	0%
Rest of World	111	11%	158	15%	6%	9%	-4%	0%
Total	$ 488	25%	$ 533	27%	5%	22%	-2%	0%

Crop Protection

	Q1 2020 vs. Q1 2019				Percent Change Due To:			
	Net Sales Change (GAAP)		Organic Change (Non-GAAP)					
	$ (millions)	%	$ (millions)	%	Local Price & Product Mix	Volume	Currency	Portfolio / Other
North America[1]	$ (4)	-1%	$ 5	1%	-4%	5%	0%	-2%
EMEA[1]	26	5%	49	9%	0%	9%	-4%	0%
Latin America	31	17%	56	30%	6%	24%	-13%	0%
Asia Pacific	19	9%	30	14%	1%	13%	-2%	-3%
Rest of World	76	8%	135	14%	1%	13%	-5%	-1%
Total	$ 72	5%	$ 140	10%	0%	10%	-4%	-1%

1. North America is defined as U.S. and Canada. EMEA is defined as Europe, Middle East and Africa.

CORTEVA agriscience

22

Corteva Non-GAAP Calculation of Corteva Operating EPS Three Months Ended March 31, 2020 2019 2020 2019 $ (millions) $ (millions) EPS (diluted) EPS (diluted) As Reported Pro Forma As Reported Pro Forma Net income from continuing operations attributable to Corteva (GAAP) $ 271 $ 104 $ 0.36 $ 0.14 2 Less: Non-operating benefits - net, after tax 57 31 0.08 0.04 Less: Amortization of intangibles (existing as of Separation), after tax (114) (81) (0.15) (0.11) Less: Significant items charge, after tax (119) (93) (0.16) (0.12) 1 Operating Earnings (Non-GAAP) $ 447 $ 247 $ 0.59 $ 0.33 1. Operating earnings is defined as net income from continuing operations attributable to Corteva excluding the after-tax impact of significant items, non-operating benefits - net, and amortization of intangible assets (existing as of Separation). Although amortization of intangible assets (existing as of Separation) is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. 2. Non-operating benefits - net consists of non-operating pension and other post-employment benefit (OPEB) (benefits) costs, tax indeminfication adjustments, environmental remediation and legal costs associated with legacy EID businesses and sites. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow and/or DuPont that are recorded by the company as pre-tax income or expense. 23

Corteva

Non-GAAP Calculation of Corteva Base Tax Rate

	Three Months Ended March 31,	
	2020	2019
	As Reported	*Pro Forma*
Income from continuing operations before income taxes (GAAP)	$ 408	$ 92
Add: Significant items - charge	123	185
Non-operating benefits - net	(73)	(42)
Amortization of intangibles (existing as of Separation)	163	101
Less: Exchange losses, net[2]	(61)	(27)
Income from continuing operations before income taxes, significant items, non-operating benefits - net, amortization of intangibles (existing as of Separation), and exchange losses, net (Non-GAAP)	$ 682	$ 363
Provision for (benefit from) income taxes on continuing operations (GAAP)	$ 127	$ (20)
Add: Tax benefits on significant items charge	4	92
Tax expenses on non-operating benefits - net	(16)	(11)
Tax benefits on amortization of intangibles (existing as of Separation)	49	20
Tax expenses on exchange gains (losses), net	(17)	(6)
significant items, non-operating benefits - net, amortization of intangibles (existing as of Separation), and exchange losses, net (Non-GAAP)	$ 147	$ 75
Effective income tax rate (GAAP)	31.1%	-21.7%
Significant items, non-operating benefits, and amortization of intangibles (existing as of Separation) effect	-4.7%	45.8%
Tax rate from continuing operations before significant items, non-operating benefits - net, and amortization of intangibles (existing as of Separation)	26.4%	24.1%
Exchange losses, net effect	-4.8%	-3.4%
Base income tax rate from continuing operations (Non-GAAP)[1]	21.6%	20.7%

1. Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), significant items, amortization of intangibles (existing as of Separation), and non-operating benefits - net.

2. Refer to page A-12 of the Financial Statement Schedules for further information on exchange gains (losses).

CORTEVA™ agriscience

24